Exhibit 99.1

                                                           Investor:___________
                                                           ____________________
                                                           Date Received:______


                             SUBSCRIPTION AGREEMENT

                                       FOR

                                 IPORUSSIA, INC.

                                  COMMON STOCK

     Securities Offered - The Company is offering 3,000,000 shares (par value $.0001 per share) at $1.00 per share. Persons interested in purchasing common stock of IPORUSSIA, INC. must complete and return this Subscription Agreement along with their check or money order to:

                                 NORTH FORK BANK
                               312 CONKLIN STREET
                           FARMINGDALE, NEW YORK 11735
                         ATTENTION: MADELINE A. LOMBARDI

     Subject only to acceptance by IPORUSSIA, INC. (the "Company"), in its discretion, of this subscription, and acceptance by the Company of subscriptions to purchase at least an aggregate of 500,000 shares of its common stock pursuant to the Company's Prospectus dated __________, 2003 (the "Prospectus"), the undersigned hereby subscribes to purchase the number of common shares of the Company at the aggregate subscription price set forth below.

     Subscription - The undersigned hereby subscribes to purchase the number of shares of common stock of the Company shown in the following table at a purchase price of $1.00 per share. The minimum subscription is 1,000 shares, and the number of shares purchased must be in multiples of 100.

             NUMBER OF COMMON SHARES          =
                                                  ---------------------

             MULTIPLY BY PRICE OF SHARES      x         $1.00 per share
                                                  ---------------------

             AGGREGATE SUBSCRIPTION PRICE     =   $
                                                   --------------------

     A check or money order payable to NORTH FORK BANK, AS ESCROW AGENT FOR IPORUSSIA for deposit in the escrow account established by the Company at that bank if this subscription is accepted.

     An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and physical stock certificates will be delivered to each Investor within thirty (30) days after the later of the initial closing of the offering being made pursuant to the Prospectus or the date of receipt of this subscription.

     The undersigned represents and warrants as follows:

          a) Prior to tendering payment for the shares, the undersigned has received a copy of the Prospectus.

          b)   The undersigned is a bona fide resident of the state of
               _________________.

Subscription Agreement                                              Page 1 of 2

     If the undersigned is a natural person who is a California resident or an entity formed for the purpose of investing in the securities of IPORUSSIA, Inc. and has a securityholder who is a natural person resident in California, the undersigned represents and warrants that each such natural person:

     o Has net worth alone or with the person's spouse, at the time of the purchase, in excess of $250,000; or

     o Had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

     Please register the shares which I am purchasing as follows (check one):

 [ ] Individual             [ ] Tenants in Common              [ ] Partnership
 [ ] Joint Tenants          [ ] Corporation                    [ ] Trust
 [ ] Minor with adult custodian under the                      [ ] IRA
     uniform Gift to Minors Act


--------------------------------------    -------------------------------------
Name of Registered Owner (Please Print)     Residence Address


--------------------------------------    -------------------------------------
    Name of Co-Owner (Please Print)         City or Town


--------------------------------------    -------------------------------------
      Registered Owner Tax I.D. or          State                     Zip Code
         Social Security Number

                                          -------------------------------------
                                                        Telephone
--------------------------------------
          Co-Owner Tax I.D. or
         Social Security Number

                                          -------------------------------------
                                                 E-Mail Address (optional)


--------------------------------------    -------------------------------------
        Signature of Subscriber

                                          Date:
-------------------------------------          --------------------------------
    Name of Subscriber (Printed)

-------------------------------------------------------------------------------

ACCEPTED BY IPORUSSIA, INC.


By:                                Date
   -----------------------------       ----------------------------------------

NOTE: IF SIGNING FOR A TRUST, PARTNERSHIP OR CORPORATION, PLEASE INDICATE THE NAME OF SUCH ENTITY AND THE CAPACITY IN WHICH YOU ARE ACTING. IF EXECUTED BY A TRUST, A MAJORITY OF THE TRUSTEES; IF EXECUTED BY A PARTNERSHIP, A GENERAL PARTNER OR BY A CORPORATION, A DULY AUTHORIZED OFFICER SHOULD SIGN THIS SUBSCRIPTION AGREEMENT.


Subscription Agreement                                              Page 2 of 2